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                                                                  EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Washington Federal, Inc. on Form S-4 of our report dated October 24, 1995, appearing in the Annual Report of Washington Federal, Inc. on Form 10-K for the year ended September 30, 1995 and of our report dated May 1, 1996, appearing in the Annual Report of Metropolitan Bancorp on Form 10-K for the year ended March 31, 1996. We also consent to the references to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
August 19, 1996
























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